Exhibit (n)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in the Fund’s Registration Statement on Form N-2 of Brookfield Infrastructure Income Fund Inc. as filed with the Securities and Exchange Commission on or about June 5, 2025.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
June 5, 2025